UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549

                                 FORM 8-K



                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of earliest event reported):      September 18, 2000
                                                        ------------------


                           SFAC New Holdings, Inc.
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          (Exact name of registrant as specified in its charter)



State of Delaware                     33-383149                52-2173534
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(State or other jurisdiction     (Commission  FileNo.)     (I.R.S. Employer
of incorporation or organization)                          Identification No.)


       520 Lake Cook Road, Suite 550, Deerfield, IL          60015
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          (Address of principal executive offices)        (Zip Code)


  Registrant's telephone number, including area code      (847) 405-5300
                                                          --------------


ITEM 5.    OTHER EVENTS

Consistent with the Form 8-K issued on September 14, 2000,
SFC New Holdings, Inc. (the "Company") announced today that
GWI Holdings, Inc. and certain of its non-operating affiliates (including SFC New Holdings and SFAC New
Holdings) have filed a proceeding under Chapter 11 of the United States Bankruptcy Code (the "Code") in order to consummate the previously announced sale of MA Holdings and its subsidiaries (the "Cookie
Business") to Parmalat SpA. None of the Company's operating subsidiaries are a part of the filing.

The Company intends to complete the sale of the Cookie
Business pursuant to Section 363 of the Code in approximately 30 to 60 days and anticipates that it will consummate a plan of reorganization within approximately 90 days. The plan will provide for the wind down of the Company and the distribution of the proceeds from the sale of the Cookie Business and any remaining assets to the Company's stakeholders in accordance with the provisions of the agreement previously signed with the Company's bondholders.




                         SIGNATURES

   Pursuant to requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                   SFAC NEW HOLDINGS, INC
                   ----------------------
                         (Registrant)



Date:     September 18, 2000                 By:  /s/ Robert L. Fishbune
                                                  ----------------------
                                             Robert L. Fishbune
                                             Vice  President and Chief
                                             Financial Officer